Exhibit 99.2

News Release

2012-41

Contact

Dianne VanBeber

Vice President, Investor Relations and Communications

dianne.vanbeber@intelsat.com

+1 202 944 7406

Intelsat Announces Tender Offer and Consent

Solicitation for 11 1/4% Senior Notes due 2016 of

Intelsat Jackson Holdings S.A.

Luxembourg, September 19, 2012

Intelsat S.A., the world’s leading provider of satellite services, today announced that its subsidiary, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), is commencing a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $603,220,000 aggregate principal amount of 11 1/4% Senior Notes due 2016 (the “Notes”).

In connection with the Tender Offer, Intelsat Jackson is also soliciting the consent of the holders of the Notes (the “Consent Solicitation”) to certain proposed amendments to the indenture governing the Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture.

The Tender Offer and Consent Solicitation are subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 19, 2012, relating thereto (the “Offer to Purchase and Consent Solicitation Statement”).

The Notes and other information relating to the Tender Offer and Consent Solicitation are listed in the table below. The tender offer documents more fully set forth the terms of the Tender Offer and the Consent Solicitation.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Tender Offer Consideration(l)	Consent Payment(1)	Total Consideration(l)(2)
11 1/4 % Senior Notes due 2016	45820EAX0	$603,220,000	$1,014.50	$30.00	$1,044.50

(1)	Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

(2)	Includes the Consent Payment.

Holders who validly tender their Notes prior to 12:00 midnight, New York City time, on Tuesday, October 2, 2012 (the “Consent Time”) will be eligible to receive total consideration of $1,044.50 per $1,000 principal amount of Notes, which includes a consent payment of $30.00 per $1,000 principal amount of Notes tendered. Holders must validly tender and not validly withdraw their Notes, and have their Notes accepted for purchase in the Tender Offer, at or prior to the Consent Time in order to be eligible to receive the total consideration, including the consent payment. A holder cannot deliver a consent with respect to the Notes without tendering its corresponding Notes or tender its Notes without delivering a corresponding consent.

The Tender Offer is scheduled to expire at 12:00 midnight, New York City Time, on Wednesday, October 17, 2012, unless extended or earlier terminated by Intelsat Jackson (the “Expiration Time”).

Holders tendering their Notes after the Consent Time but before the Expiration Time will receive the tender offer consideration of $1,014.50 per $1,000 principal amount of Notes tendered.

Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement, payment for Notes accepted for purchase will be made (1) with respect to the Notes validly tendered and not validly withdrawn at or prior to the Consent Time, promptly after such acceptance for purchase (which is currently expected to be Wednesday, October 3, 2012, unless the Consent Time is extended), and (2) with respect to Notes validly tendered after the Consent Time but at or before the Expiration Time, promptly after the Expiration Time (which is currently expected to be Thursday, October 18, 2012, unless the Tender Offer is extended).

Holders whose Notes are accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the date on which such Notes are purchased.

Tendered Notes may be withdrawn at any time on or prior to 12:00 midnight, New York City time, on Tuesday, October 2, 2012, unless extended by Intelsat Jackson (the “Withdrawal Deadline”). Holders of Notes who tender their Notes after the Withdrawal Deadline, but on or prior to the Expiration Time, may not withdraw their tendered Notes.

The Tender Offer and Consent Solicitation are conditioned upon the satisfaction of certain conditions, including Intelsat Jackson receiving funds sufficient to pay the applicable Total Consideration with respect to the Notes as well as at least a majority of the aggregate principal amount of Notes outstanding not owned by Intelsat Jackson or any of its affiliates being validly tendered at or prior to the Consent Time and not validly withdrawn prior to the Withdrawal Deadline. Subject to applicable law, Intelsat Jackson may also terminate the Tender Offer and Consent Solicitation at any time before the Expiration Time in its sole discretion.

2

Intelsat Jackson has retained Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC to act as the joint dealer managers and joint solicitation agents (together, the “Dealer Managers”) for the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation will act as the Information Agent and the Depositary for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Morgan Stanley & Co. LLC at 1 (800) 624-1808 (toll-free) or 1 (212) 761-1057 (collect) or Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-7249 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll-free) or (212) 430-3774 (collect).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Tender Offer and Consent Solicitation are being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement and related documents. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer and Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of Intelsat Jackson by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Intelsat

Intelsat is the leading provider of satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement

Some of the statements in this news release, including those regarding the Tender Offer, constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Known risks include, among others, the risks included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2011 and its other filings with the U.S. Securities and Exchange Commission, the political, economic and legal conditions in the markets we are targeting for communications services or in which we operate and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications

3

business in particular. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

4